UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2014

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2014, Tessera Technologies, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Robert J. Andersen as the Company’s Executive Vice President and Chief Financial Officer effective as of January 2, 2014. Mr. John Allen, who has served as the Company’s Acting Chief Financial Officer since June 2013, returned to his prior position as the Company’s Senior Vice President and Corporate Controller effective upon Mr. Andersen’s appointment.

Mr. Andersen, age 50, most recently served from June 2011 to July 2013 as the Chief Financial Officer and Executive Vice President of G2 Holdings Corp. d/b/a Components Direct, a privately held provider of cloud-based product life cycle solutions, which was acquired by Avnet, Inc. in April 2013. From September 2008 to June 2011, Mr. Andersen served first as Vice President of Finance and then as Chief Financial Officer at Phoenix Technologies Ltd., a publicly traded developer of core system software and productivity solutions for personal computers that was acquired by an affiliate of Marlin Equity Partners in November 2010. Prior to his time at Phoenix Technologies, Mr. Andersen served in various senior financial roles at Wind River Systems, Inc., a publicly traded embedded systems software company, and NextOffice, Inc., a privately held technology company. Mr. Andersen began his finance career at Hewlett-Packard Company, where he served in various controller, treasury and technology finance management roles. Mr. Andersen holds a B.A. in Economics from the University of California, Davis, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.

Pursuant to an offer letter between the Company and Mr. Andersen, dated December 19, 2013 (the “Andersen Offer Letter”), the Company granted Mr. Andersen (i) an award of 12,600 restricted stock units (the “RSU Award”) vesting as to 25% of the shares of common stock subject to the RSU Award on each of January 2, 2015, January 2, 2016, January 2, 2017 and January 2, 2018; (ii) a stock option award to purchase 52,000 shares of common stock (the “Option Award”) at an exercise price per share equal to the closing price per share of the Company’s common stock on the grant date of January 2, 2014, which Option Award will vest as to 25% of the shares of common stock subject thereto on each of January 2, 2015, January 2, 2016, January 2, 2017 and January 2, 2018; and (iii) an award of 29,400 performance-based restricted stock units (the “PB RSU Award”), which may vest each calendar year as to up to 7,350 shares subject to the PB RSU Award. The performance-based vesting requirements for the PB RSU Award shall be as agreed upon by Mr. Andersen and the Company’s Chief Executive Officer, and approved by the Compensation Committee of the Board, on an annual basis with respect to the PB RSU Award shares that may vest in that year. Any PB RSU Award shares that do not vest in a given year will be forfeited. The RSU Award, the Option Award and the PB RSU Award were each granted under the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan. See the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2013 related to the Company’s 2013 Annual Meeting of Stockholders for a description of the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan.

Pursuant to the Andersen Offer Letter, and in addition to the RSU Award, the Option Award and the PB RSU Award, Mr. Andersen will receive an annual base salary of $312,000 and will be eligible to receive a performance cash bonus of up to 50% of base salary at the target goals and objectives, with a maximum potential up to 100% of base salary, to be paid on an annual basis, based on goals and objectives mutually agreed upon by Mr. Andersen and the Company’s Chief Executive Officer, and approved by the Compensation Committee of the Board.

The Company also entered into a Severance Agreement (the “Severance Agreement”) and a Change in Control Severance Agreement (the “Change in Control Severance Agreement”), each dated as of January 2, 2014, with Mr. Andersen. The Severance Agreement provides that if Mr. Andersen is involuntarily terminated without cause or resigns for good reason, Mr. Andersen shall, upon the effectiveness of a general release of claims by Mr. Andersen in favor of the Company, receive his fully earned but unpaid base salary and his earned but unpaid vacation through the date of separation, a lump sum payment equal to 75% of his annual base salary, continuation of health benefits for nine months following termination, and immediate acceleration of vesting of his time-based equity awards as if Mr. Andersen had continued services to the Company for nine months following the date of separation. In addition to the foregoing, the Change in Control Severance Agreement provides that if Mr. Andersen is involuntarily terminated without cause or resigns for good reason within 18 months following a change in control, Mr. Andersen shall, upon the effectiveness of a general release of claims by Mr. Andersen in favor of the Company, also receive immediate acceleration of vesting in full of all of his time-based equity awards.

The foregoing provides only a brief description of the terms and conditions of the Andersen Offer Letter, the Severance Agreement and the Change in Control Severance Agreement and is qualified in its entirety by reference to the full text of the Andersen Offer Letter, the Severance Agreement and the Change in Control Severance Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 2, 2014, the Company issued a press release announcing Mr. Andersen’s appointment as Executive Vice President and Chief Financial Officer, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Letter, dated December 19, 2013, by and between the Company and Robert Andersen
10.2	Severance Agreement, dated January 2, 2014, by and between the Company and Robert Andersen
10.3	Change in Control Severance Agreement, dated January 2, 2014, by and between the Company and Robert Andersen
99.1	Press Release, dated January 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

TESSERA TECHNOLOGIES, INC.

By:	/s/ Paul Davis
Name:	Paul Davis
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter, dated December 19, 2013, by and between the Company and Robert Andersen
10.2	Severance Agreement, dated January 2, 2014, by and between the Company and Robert Andersen
10.3	Change in Control Severance Agreement, dated January 2, 2014, by and between the Company and Robert Andersen
99.1	Press Release, dated January 3, 2014